                            CAPITAL GROWTH FINANCIAL
[CGF LOGO]         THE COMBINATION TO YOUR FINANCIAL SUCCESS

March 23, 2004

Biofield Corporation
1025 Nine North Drive, Suite M
Alpharetta, GA 30004

Attn:  David M. Long Jr. M.D., PhD.

Gentlemen:

This will confirm our agreement that CGF Securities, LLC ("CGF") shall, for the term of this agreement, from the date hereof through June 30, 2004 (unless extended by mutual agreement), render its services to Biofield Corporation (the
"Company") as financial advisor and Managing Placement Agent regarding the
Company's intention to raise up to $3,500,000 in equity (the "Financing").

1.       The Financing. As soon as practicable after preparation of suitable and mutually agreeable offering materials and subject to continued due diligence, CGF shall use its best efforts to arrange the Financing with accredited or sophisticated investors acceptable to the Company. The
         Financing will consist of up to $3,500,000 in shares of the Common
         Stock of the Company as described on the Term Sheet attached hereto and made part hereof.

2.       Placement Fees. The Company shall pay CGF, as compensation for its services, 10% of the gross proceeds of the Financing, payable in cash as financing proceeds are received by the Company. This placement fee will apply to any proceeds received during the term of this agreement and within 12 months of the termination of the term of this agreement from sources introduced to the Company by CGF during the term of this agreement. The Company shall issue to CGF and/or its designees five year cashless warrants to purchase a number of shares equal to 10% of the number of shares issued in the Financing, exercisable at a price per share equal to the price paid by the investors in the Financing.
         The Company shall pay the placement fees due CGF upon each closing. In the event the Company refuses or otherwise fails to complete the
         Financing despite performance by CGF, if sufficient arrangements shall have been made by CGF so that the Financing contemplated hereby is in a position to be consummated, then

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March 23, 2004

         the Company shall pay to CGF a "break-up" fee as compensation for services and as liquidated damages, in lieu of any and all other damages, and in addition to any advances paid pursuant to this agreement, in the amount of fifty thousand dollars ($50,000).

3.       Cooperation. The Company and CGF shall cooperate with one another fully in order to consummate the Financing contemplated herein as expeditiously as practicable. In particular, the Company will prepare such offering and supporting materials as CGF may reasonable request.

         Further, on a monthly basis, The Company will provide to CGF financial information to include profit and loss statement and cash position and cash outflows in the previous month.

4.       Expenses. The Company agrees to pay or to reimburse CGF for all reasonable expenses related to the Financing (including CGF legal fees and expenses). All expenses in excess of $1,000 are to be approved in writing by the Company (except for legal fees and expenses up to
         $5,000). Upon execution of this engagement letter by the Company, the
         Company will pay the amount of $10,000 as a non-refundable advance against expenses.

5.       Confidentiality. CGF will not disclose to any other person, firm or corporation, nor use for its own benefit during or after the term of this agreement, any trade secrets or other information designated as confidential by the Company which is acquired by CGF in the course performing services hereunder. (A trade secret is information not generally known to the trade, which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply customer lists, and marketing plans). Any financial advice rendered by CGF pursuant to this agreement may not be disclosed publicly in any manner without the prior written approval of CGF. At the conclusion of this engagement and upon request by the Company, CGF shall return all material deemed confidential, supplied by the Company and confirm that any and all copies of such material have been destroyed.

6.       Indemnification. The Company hereby agrees to indemnify, defend and hold harmless CGF and its affiliates, the respective directors, officers agents and employees of CGF and its affiliates and each other person, if any, controlling CGF or any of its affiliates from and against any losses claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) arising out of the engagement of CGF by the Company pursuant to the terms hereof or in connection therewith, and will reimburse CGF, and any other party entitled to be indemnified hereunder for all expenses (including attorneys fees) threatened litigation in which CGF or any of its affiliates is a party. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses, which have resulted from CGF's misconduct or gross negligence. The Company

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March 23, 2004

         also agrees that neither CGF, nor any of its affiliates, nor any person controlling CGF, or any of its affiliates, shall have any liability to the Company for or in connection with the engagement pursuant to the terms hereof, except for any such liability for losses, claims, damages or expenses incurred by the Company that result from CGF's misconduct or negligence. The foregoing agreement shall be in addition to any rights that CGF or any indemnified party may have at a common law or otherwise, including, but not limited to, any right to contribution.
         The Company hereby consents to personal jurisdiction, services of process and venue in any court in which any claim subject to this indemnification provision is brought against CGF or any other indemnified party, only with respect to any other claim that may be made against the Company. The obligation to indemnify CGF pursuant to the terms of this paragraph shall survive and remain in full force and effect following the completion of any transaction contemplated herein or the expiration or termination of this agreement. CGF herby agrees to indemnify, defend and hold harmless the Company and its affiliates, the respective directors, officers, agents and employees of the Company and its affiliates and each other person, if any, controlling the Company or any of its affiliates, from and against any losses, claims, damages or liabilities (or actions, including shareholder actions in respect thereof) incurred as a result of claims asserted by third parties arising out of misconduct or gross negligence of CGF in connection the engagement of CGF hereunder for all expenses (including attorneys fees)
         as they are incurred by the Company, or any other indemnified party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Company, or any of its affiliates is a party. CGF agrees that neither the cCompany, nor any of its affiliates, nor any person for or in connection with CGF's engagement pursuant to the terms hereof, except for any liability for losses, claims, damages, liabilities or expenses that result from the
         Company's misconduct or gross negligence. The foregoing agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise including, but not limited to any right of contribution. CGF hereby consents to personal jurisdiction, service of process and venue in any court in which any claim subject to this indemnification provisions brought against the company, or any other indemnified party, only with respect to any other claim that may be brought against CGF. CGF's obligation to indemnify the Company, and others pursuant to the terms of this paragraph shall survive and remain in full force and effect following the completion of any transaction contemplated herein or the expiration or termination of this agreement.
         Jurisdiction and Venue of any legal proceeding shall be governed by
         Paragraph 9.

7.       Operating Matters. Any transaction between the Company or any of its affiliates, on the one hand, and any other affiliates of any the officers, directors and controlling persons of the Company shall be on terms and conditions that are no less favorable to the Company, or any of its affiliates that the terms and conditions that would be available in dealings with independent third parties.

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March 23, 2004

8.       Governing Law. The internal laws of the State of Florida shall govern this agreement. Any dispute arising out of this agreement shall be adjudicated in the courts of the State of Florida or in the federal courts sitting in the Southern District of the State of Florida.

9.       Due Authority. The Company and CGF each represents to the other that it has due authority to enter into this agreement and that the officer executing this agreement has full authority to do so.

10.      If any legal action or other proceeding is brought in connection with the interpretation or enforcement of any of the provisions of this agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and other costs incurred in an action or proceeding in addition to any other relief to which the party may be entitled.

Please confirm that the foregoing correctly sets forth our understanding by signing a copy of this letter where provided and returning it to us along with payment of the expense advance referred to in paragraph 4 above, at your earliest convenience.

Very truly yours,                                  Accepted and agreed:
CGF SECURITIES, LLC                                Biofield Corporation

By _________________________                       By___________________________
   Alan Jacobs                                       David M. Long Jr. M.D., PhD
   Chairman and CEO                                  Chairman and CEO

cc: Robert Giordano